Investor Contact:	Company Contact:
Berkman Associates (310) 826-5051 info@BerkmanAssociates.com	Alan Magerman (760) 448 — 9700 xenonics@xenonics.com

Chuck Hunter Named
Chief Executive Officer of Xenonics Holdings

Rick Kay Named Chief Financial Officer

CARLSBAD, CALIFORNIA — June 1, 2007 — XENONICS HOLDINGS, INC. (AMEX:XNN), a leader in advanced illumination and low-light viewing technologies, announced today that Executive Vice President Chuck W. Hunter has been named Chief Executive Officer. Hunter succeeds Richard Naughton, who has also stepped down from his position as a director but will remain a consultant to the Company and serve as military advisor. Xenonics also announced that Richard (Rick) S. Kay has been named Chief Financial Officer, succeeding Donna Lee, who is relocating out of state.

“We thank Richard Naughton for his many contributions to Xenonics’ success during his tenure as CEO and director, and are pleased that the Company will continue to benefit from his wise advice and counsel as a consultant,” said Chairman Alan Magerman. “We also wish Donna Lee the best in her future endeavors, and appreciate her dedication and hard work on behalf of our Company.”

Chuck Hunter Named CEO
“Since joining Xenonics in January 2007 as Executive Vice President, Chuck Hunter has demonstrated his outstanding capabilities in manufacturing, brand-building and marketing. His manufacturing expertise has been invaluable as we accelerate production of our new SuperVision® night vision device, and his years of experience in marketing to a wide range of recreational and government security organizations has been instrumental in the successful commercial launch of this exciting new product. As CEO, we are confident that Chuck’s energy, experience, and commitment will contribute significantly to Xenonics’ growth,” Magerman said.

Hunter, 49 years old, joined Xenonics after serving with CamelBak Products since 1999. From 1987 to 1999, he served in various executive positions of increasing responsibility at Lockheed Martin, most recently as Director of Business Development — Government Relations. In this position Hunter developed, led and implemented sales strategies in more than 20 countries for products representing more than $3 billion in revenue.

Hunter served on active duty in the United States Navy from 1979 to 1987, where he was an F-14 pilot and instructor, a division officer and an operations officer. He earned a B.A. in physics from Holy Cross College, and completed executive courses at Harvard Business School and the University of Chicago Business School.

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Chuck Hunter Named Chief Executive Officer of Xenonics Holdings
June 1, 2007
Page Two

Rick Kay Named CFO
Rick Kay, 65 years old, joins Xenonics after serving as President and CEO of Pacer Technology, parent company of Super Glue Corporation, from 2000 to 2006, where he led a successful turnaround before taking the company private in 2003. Between 1974 and 1999, he was the Chief Financial Officer for seven public and private companies in a variety of industries, where he developed extensive experience in budgeting, financial reporting and regulatory compliance, M&A, and corporate finance.

Kay worked as a Certified Public Accountant and Senior Accountant on the Audit Staff at Price Waterhouse from 1967 to 1972, and was Manager of the La Jolla, California office of Miller Shockey & Co. from 1972 to 1974. He was a Captain in the U.S. Army Infantry from 1965 to 1967, after graduating from the University of Wisconsin with a degree in Business Administration.

“Rick Kay brings a wealth of directly relevant senior management and financial experience to his new position at Xenonics. His professionalism and operating skills are important assets for the Company as we transition to what we expect will be a period of rapid growth,” Magerman said.

About Xenonics
Xenonics develops and produces advanced, lightweight and compact ultra-high intensity illumination and low-light vision products for military, law enforcement, public safety, and commercial and private sector applications. Xenonics’ NightHunter line of illumination products are used by every branch of the U.S. Armed Forces as well as law enforcement and security agencies. Its SuperVision night vision device is designed for commercial and military applications. Employing patented technologies, Xenonics provides innovative solutions for customers who must see farther so they can do their jobs better and safer. Xenonics’ products represent the next generation in small, high intensity, high efficiency illumination and low-light vision systems. Visit Xenonics on the web at www.xenonics.com.

Forward-Looking Statements
Except for the historical statements and discussions above, our statements above constitute forward-looking statements within the meaning of section 21E of the Securities Exchange Act of 1934. These forward-looking statements reflect our management’s current views with respect to future events and financial performance; however, you should not put undue reliance on these statements. Factors that could cause these forward-looking statements to differ include delays in development, marketing or sales of new products. When used, the words “anticipates,” “believes,” “expects,” “intends,” “future,” and other similar expressions identify forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties. We believe our management’s assumptions are reasonable, nonetheless, it is likely that at least some of these assumptions will not come true. Accordingly, our actual results will probably differ from the outcomes contained in any forward-looking statement, and those differences could be material. Factors that could cause or contribute to these differences include, among others, those risks and uncertainties discussed in our periodic reports on Form 10-K and 10-Q and our other filings with the Securities and Exchange Commission. Should one or more of the risks discussed, or any other risks, materialize, or should one or more of our underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, estimated, expected or projected. In light of the risks and uncertainties, there can be no assurance that any forward-looking statement will in fact prove to be correct. We undertake no obligation to update or revise any forward-looking statements.

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